Exhibit 99.2


CAESARS PALACE
OMNIA



SUPPLEMENTAL FINANCIAL & OPERATING DATA

FOURTH QUARTER ENDED DECEMBER 31, 2021


JACK CASINO
VICI


GREEKTOWN CASINO • HOTEL

VICI Q4 2021 Supplemental Financial & Operating Data 2 Disclaimers Forward Looking Statements Certain statements in this presentation are forward-looking statements within the meaning of the federal securities laws. Forward‐looking statements are based on VICI Properties Inc.’s (“VICI” or the “Company”) current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical facts and by the use of words such as “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. Among those risks, uncertainties and other factors are: risks associated with the pending MGP Transactions (as defined herein), including our ability or failure to complete the pending MGP Transactions and to realize the anticipated benefits of the pending acquisition of MGM Growth Properties LLC and related transactions (the "MGP Transactions"); the impact of changes in general economic conditions and market developments, including inflation, low consumer confidence, supply chain disruptions, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy; our dependence on subsidiaries of Caesars Entertainment, Inc. (“Caesars”), Penn National Gaming, Inc. (“Penn National”), Seminole Hard Rock Entertainment, Inc. (“Hard Rock”), Century Casinos, Inc. (“Century Casinos”), Rock Ohio Ventures LLC (“JACK Entertainment”), the Eastern Band of Cherokee Indians (“EBCI”), and an affiliate of certain funds managed by affiliates of Apollo Global Management, Inc. (“Venetian Tenant”) (and, following the completion of the pending MGP Transactions, MGM Resorts International (“MGM”)) as tenants of our properties and Caesars, Penn National, Hard Rock, Century Casinos, JACK Entertainment, EBCI (and, following the completion of the pending MGP Transactions, MGM) or certain of their respective subsidiaries as guarantors of the lease payments and the negative consequences any material adverse effect on their respective businesses could have on us; the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties and the completion of pending transactions on a timely basis, or at all, or the imposition of conditions to such regulatory approvals; our tenants historical results may not be a reliable indicator of their future results; our substantial amount of indebtedness, including indebtedness to be assumed by us upon consummation of the pending MGP Transactions, and ability to service, refinance and otherwise fulfill our obligations under such indebtedness; our historical financial information may not be reliable indicators of our future results of operations, financial condition and cash flows; our ability to obtain the financing necessary to complete our pending acquisitions or related transactions on the terms we currently expect in a timely manner, or at all; the possibility that our pending transactions may not be completed or that completion may be unduly delayed, and the potential adverse impact on our business, operations and stock price; the possibility that we identify significant environmental, tax, legal or other issues that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits we expect to receive) in any of our pending or recently completed transactions; the effects of our pending and recently completed transactions on us, including the future impact on our financial condition, financial and operating results, cash flows, strategy and plans; the impact and outcome of previous and potential future litigation relating to the pending MGP Transactions, including the possibility that any adverse judgment may prevent the pending MGP Transactions from being consummated on a timely basis, or at all; the possibility of adverse tax consequences as a result of our pending transactions; increased volatility in our stock price as a result of our pending transactions; our reliance on distributions received from VICI Properties L.P., our operating partnership, to make distributions to our stockholders; our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time; and competition for transaction opportunities, including from other REITs, investment companies, private equity firms and hedge funds, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the impact of the COVID-19 pandemic on our, and our tenants’, financial condition, results of operations, cash flows and performance. The extent to which the COVID-19 pandemic continues to adversely affect our tenants, and ultimately impacts our business and financial condition, depends on future developments which cannot be predicted with confidence, including the impact of the actions taken to contain the pandemic or mitigate its impact, including the availability, distribution, public acceptance and efficacy of approved vaccines, new or mutated variants of COVID-19 (including vaccine-resistant variants) or a similar virus, the direct and indirect economic effects of the pandemic and containment measures on our tenants, the ability of our tenants to successfully operate their businesses, including the costs of complying with regulatory requirements necessary to keep their respective facilities open, such as reduced capacity requirements, the need to close any of the facilities after reopening as a result of the COVID-19 pandemic, and the effects of the negotiated capital expenditure reductions and other amendments to the leases that we agreed to with certain of our tenants in response to the COVID-19 pandemic. Each of the foregoing could have a material adverse effect on our tenants’ ability to satisfy their obligations under their leases with us, including their continued ability to pay rent in a timely manner, or at all, and/or to fund capital expenditures or make other payments required under their leases. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Caesars, Penn, Hard Rock, Century Casinos, JACK Entertainment, EBCI and Venetian Tenant Information The Company makes no representation as to the accuracy or completeness of the information regarding Caesars, Penn, Hard Rock, Century, JACK Entertainment, EBCI, and Venetian Tenant included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, LLC, the Company's significant lessee, have been filed with the Securities and Exchange Commission (“SEC”). Certain financial and other information for Caesars, Penn, Hard Rock, Century, JACK Entertainment, EBCI and Venetian Tenant included in this presentation have been derived from their respective filings, if and as applicable, and other publicly available presentations and press releases. While we believe this information to be reliable, we have not independently investigated or verified such data. Market and Industry Data This presentation contains estimates and information concerning the Company's industry, including market position, rent growth and rent coverage of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC. Non‐GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. For additional information regarding these non-GAAP financial measures see “Definitions of Non-GAAP Financial Measures” included in the Appendix at the end of this presentation. Financial Data Financial information provided herein is as of December 31, 2021 unless otherwise indicated.

Corporate Overview

VICI

About VICI Properties (NYSE: VICI)

VICI Properties Inc. is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including Caesars Palace Las Vegas, Harrah's Las Vegas and the Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. Following the closing of the acquisition of the Venetian Resort Las Vegas on February 23, 2022, VICI Properties' national, geographically diverse portfolio consists of 28 gaming facilities comprising over 62 million square feet and features approximately 25,000 hotel rooms and more than 250 restaurants, bars, nightclubs and sportsbooks. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment, Inc., Century Casinos, Inc., the Eastern Band of Cherokee Indians, Hard Rock International Inc., JACK Entertainment LLC, Penn National Gaming, Inc. and The Venetian. VICI Properties also has an investment in the Chelsea Piers, New York facility and owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties' strategy is to create the nation's highest quality and most productive experiential real estate portfolio.

Senior Management

Edward Pitoniak	Chief Executive Officer & Director
John Payne	President & Chief Operating Officer
David Kieske	EVP, Chief Financial Officer
Samantha Gallagher	EVP, General Counsel & Secretary
Gabriel Wasserman	Chief Accounting Officer

Board of Directors

		Independent
James Abrahamson	Director, Chairman of the Board	✓
Diana Cantor	Director, Audit Committee Chair	✓
Monica Douglas	Director	✓
Elizabeth Holland	Director, Nominating & Governance Committee Chair	✓
Craig Macnab	Director, Compensation Committee Chair	✓
Edward Pitoniak	Chief Executive Officer & Director	
Michael Rumbolz	Director	✓

Covering Equity Analysts

Firm	Analyst	Phone	Email
Berenberg	Keegan Carl	(646) 949-9052	Keegan.carl@berenberg-us.com
BofA Merrill Lynch	Shaun Kelley	(646) 855-1005	Shaun.kelley@baml.com
Capital One Securities	Neil Malkin	(571) 633-8191	Neil.malkin@capitalone.com
CBRE	John DeCree	(702) 691-3213	John.decree@cbre.com
Citi	Smedes Rose	(212) 816-6243	Smedes.rose@citi.com
Deutsche Bank	Carlo Santarelli	(212) 250-5815	Carlo.santarelli@db.com
Evercore ISI	Rich Hightower	(212) 752-0886	Rich.hightower@evercoreisi.com
Goldman Sachs	Stephen Grambling	(212) 902-7832	Stephen.grambling@gs.com
Green Street Advisors	Spenser Allaway	(949) 640-8780	Sallaway@greenstreetadvisors.com
Jefferies	David Katz	(212) 323-3355	Dkatz@jefferies.com
J.P. Morgan	Anthony Paolone	(212) 622-6682	Anthony.paolone@jpmorgan.com
Keybanc	Todd Thomas	(917) 368-2286	Tthomas@key.com
Ladenburg Thalmann & Co.	John Massocca	(212) 409-2543	Jmassocca@ladenburg.com
Loop Capital	Daniel Adam	(212) 823-1312	Daniel.adam@loopcapital.com
Macquarie Capital	Jordan Bender	(212) 231-6558	Jordan.bender@macquarie.com
Morgan Stanley	Thomas Allen	(212) 761-3356	Thomas.allen@morganstanley.com
Raymond James	RJ Milligan	(727) 567-2585	Rjmilligan@raymondjames.com
Robert W. Baird	Wesley Golladay	(216) 737-7510	Wgolladay@rwbaird.com
Scotiabank	Greg McGinniss	(212) 225-6906	Greg.mcginniss@scotiabank.com
SMBC Nikko Securities	Richard Anderson	(646) 521-2351	Randerson@smbcnikko-si.com
Stifel Nicolaus	Simon Yarmak	(443) 224-1345	Yarmaks@stifel.com
Truist Securities	Barry Jonas	(212) 590-0998	Barry.jonas@truist.com
Wolfe Research	Andrew Rosivach	(646) 582-9250	Arosivach@wolferesearch.com

Covering High Yield Analysts

Firm	Analyst	Phone	Email
BofA Merrill Lynch	James Kayler	(646) 855-9223	James.f.kayler@baml.com
Deutsche Bank	Luis Chinchilla	(212) 250-9980	Luis.chinchilla@db.com
Goldman Sachs	Komal Patel	(212) 357-9774	Komal.patel@gs.com
J.P. Morgan	Michael Pace	(212) 270-6530	Michael.pace@jpmorgan.com

Contact Information

Corporate Headquarters
VICI Properties Inc.
535 Madison Ave., 20th Fl
New York, NY 10022
(646) 949-4631

Public Markets Detail
Ticker: VICI
Exchange: NYSE

Transfer Agent
Computershare
7530 Lucerne Drive, Suite 305
Cleveland, OH 44130
(800) 962-4284
www.computershare.com

Website
www.viciproperties.com

Investor Relations
investors@viciproperties.com

Public Relations
pr@viciproperties.com

VICI Q4 2021 Supplemental Financial & Operating Data

3

VICI Q4 2021 Supplemental Financial & Operating Data Table of Contents Portfolio & Financial Overview 6 Consolidated Balance Sheets 7-8 Consolidated Statements of Operations 9-10 Annualized Contractual Rent and Income from Mortgage Loans 15 Portfolio Diversification 18 Property Overview 19-20 Summary of Current Lease Terms 21-22 Embedded Growth Pipeline 25 5 Capitalization 17 4 Non‐GAAP Financial Measures 11-12 2021 Highlights 2022 Guidance 16 Recent Activity 23-24 Revenue Detail 13-14 Definitions of Non-GAAP Financial Measures 26

VICI Q4 2021 Supplemental Financial & Operating Data 2021 Highlights $21.3 billion Announced $21.3 billion of transactions including the $17.2 billion MGM Growth Properties acquisition, $4.0 billion Venetian acquisition, and $79.5 million Great Wolf Mezzanine Loan 9.1% Announced annualized dividend increase of 9.1% in Q3, VICI’s fourth consecutive annual dividend increase since the Company’s formation in 2017 [ ] [ ] $5.4 billion Raised total equity proceeds of $5.4 billion by executing the largest REIT common equity follow-on offering of $3.4 billion in September 2021 and a $2.0 billion equity offering in March 2021 [ ] [ ] +13.7% Increased Net Income Attributable to Common Stockholders to $1.0 billion, or $1.76 per share, for YE 2021 compared $891.7 million, or $1.75 per share, for YE 2020 +13.6% Increased enterprise value to $22.9 billion as of YE 2021 from $20.2 billion as of YE 2020 $2.1 billion Repaid $2.1 billion Term Loan due 2024, successfully retiring all of VICI’s secured debt outstanding and continuing towards VICI’s goal of achieving an investment grade rating [ ] [ ] +16.8% Increased Adjusted EBITDA1 to $1.3 billion for YE 2021 compared to $1.1 billion for YE 2020 1. See definitions of Non-GAAP Financial Measures on page 26 and reconciliations of these Non-GAAP Financial Measures on pages 11-12 of this presentation. 5 100% Collected 100% of rent in cash in 2021 Maintained 100% same-store occupancy across VICI’s portfolio through 2021 Increased AFFO1 per share to $1.82 per share for YE 2021 compared to $1.64 per share for YE 2020 +11.0%

Portfolio & Financial Overview

VICI

(amounts in thousands, except per share data and portfolio and property data)

Financial Highlights

	Three Months Ended				
	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Net Income Per Share					
Basic	$0.45	$0.29	$0.56	$0.50	$0.54
Diluted	$0.44	$0.28	$0.54	$0.50	$0.53
Funds From Operations Per Share[1]					
Basic	$0.45	$0.29	$0.56	$0.50	$0.54
Diluted	$0.44	$0.28	$0.54	$0.50	$0.53
Adjusted Funds From Operations Per Share[1]					
Basic	$0.44	$0.46	$0.48	$0.48	$0.47
Diluted	$0.44	$0.45	$0.46	$0.47	$0.46
Net Income Attributable to Common Stockholders	$281,479	$161,862	$300,709	$269,801	$288,010
Adjusted EBITDA[1]	$329,300	$324,544	$327,225	$325,834	$325,100
Annualized Dividend Per Share	$1.44	$1.44	$1.32	$1.32	$1.32
Dividend Yield at Period End	4.8%	5.1%	4.3%	4.7%	5.2%

Summary Capitalization and Credit Ratings as of December 31, 2021

Equity Market Capitalization	$18,937,446
Total Debt	$4,750,000
Cash & Cash Equivalents	$739,614
Enterprise Value	$22,947,832
LTM Net Leverage Ratio[3]	3.1x

Senior Unsecured Credit Ratings	
Moody's	Ba3
Standard & Poor's	BB
Fitch	BB

Portfolio Data[2]

Properties	28
Golf Courses	4
Developable Las Vegas Strip Land (acres)	34
States	12
Metropolitan Statistical Areas ("MSAs")	17
Weighted Average Remaining Lease Term, Including Renewal Options (years) (as of December 31, 2021)	36.3

Tenant MSA Diversity[2]



% of Total SF			
Las Vegas	48%	Omaha	2%
Philadelphia	16%	Laughlin	2%
San Francisco	4%	Memphis	2%
Chicago	4%	Cleveland	2%
Louisville	4%	Pittsburgh	1%
New Orleans	4%	Nashville	1%
Detroit	4%	Cincinnati	1%
Dallas	3%	St. Louis	0%
Kansas City	2%		

Debt Composition[4]


Fixed Rate
100%


Unsecured
100%

Geographic and Tenant Exposure[2,5]


Las Vegas
43%
Regional
57%


EBCI
HR
2%
CNTY
2%
JACK
4%
3%
Penn
5%
Venetian
16%
CZR
68%


Private Company Tenants
25%
Public Company Tenants
75%

1. See "Non-GAAP Financial Measures" on pages 11-12 of this presentation for the reconciliations of these Non-GAAP Financial Measures.
2. Metrics include the impact of the Venetian Resort, the acquisition of which closed subsequent to year end on February 23, 2022.
3. Net Leverage Ratio is defined as Total Debt less Cash & Cash Equivalents divided by Adjusted EBITDA for the last twelve months ended December 31, 2021. See "Non-GAAP Financial Measures" on page 12 of this presentation for the reconciliation of Adjusted EBITDA for the periods presented and "Definitions of Non-GAAP Financial Measures" on page 26 of this presentation for the definition of Adjusted EBITDA.
4. Subsequent to year end, on February 8, 2022, we terminated our $1.0 billion senior secured revolving credit facility and entered into a new $2.5 billion unsecured revolving credit facility and $1.0 billion unsecured delayed draw term loan facility. Refer to Note 7 - Debt within our Annual Report on Form 10-K for the year ended December 31, 2021 for further details.
5. Based on annualized contractual rent as of February 2022.

VICI Q4 2021 Supplemental Financial & Operating Data

6

VICI Q4 2021 Supplemental Financial & Operating Data December 31, 2021 December 31, 2020 Assets Real estate portfolio: Investments in leases - sales-type, net 13,136,664$ 13,027,644$ Investments in leases - financing receivables, net 2,644,824 2,618,562 Investments in loans, net 498,002 536,721 Land 153,576 158,190 Cash and cash equivalents 739,614 315,993 Short-term investments — 19,973 Other assets 424,693 386,530 Total assets 17,597,373$ 17,063,613$ Liabilities Debt, net 4,694,523$ 6,765,532$ Accrued expenses and deferred revenue 113,530 155,807 Dividends payable 226,309 176,992 Other liabilities 375,837 471,537 Total liabilities 5,410,199 7,569,868 Stockholders' equity 6,289 5,367 — — Additional paid-in capital 11,755,069 9,363,539 Accumulated other comprehensive income (loss) 884 (92,521) Retained earnings 346,026 139,454 Total VICI stockholders' equity 12,108,268 9,415,839 Non-controlling interest 78,906 77,906 Total stockholders' equity 12,187,174 9,493,745 Total liabilities and stockholders' equity 17,597,373$ 17,063,613$ Common stock, $0.01 par value, 1,350,000,000 and 700,000,000 shares authorized and 628,942,092 and 536,669,722 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at December 31, 2021 and December 31, 2020 Consolidated Balance Sheets (amounts in thousands, except share and per share data) 7

VICI Q4 2021 Supplemental Financial & Operating Data December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 Assets Real estate portfolio: Investments in leases - sales-type, net 13,136,664$ 13,124,209$ 13,098,853$ 13,054,135$ Investments in leases - financing receivables, net 2,644,824 2,640,399 2,643,648 2,628,422 Investments in loans, net 498,002 523,897 505,262 515,251 Land 153,576 153,576 157,365 158,046 Cash and cash equivalents 739,614 669,514 407,522 322,530 Other assets 424,693 437,209 406,898 406,617 Total assets 17,597,373$ 17,548,804$ 17,219,548$ 17,085,001$ Liabilities Debt, net 4,694,523$ 4,692,032$ 6,772,903$ 6,769,211$ Accrued expenses and deferred revenue 113,530 125,188 83,428 79,907 Dividends payable 226,309 226,300 177,114 177,089 Other liabilities 375,837 376,498 451,034 459,102 Total liabilities 5,410,199 5,420,018 7,484,479 7,485,309 Stockholders' equity Common stock 6,289 6,289 5,370 5,370 Preferred stock — — — — Additional paid-in capital 11,755,069 11,752,852 9,366,561 9,364,294 Accumulated other comprehensive income (loss) 884 — (70,815) (80,143) Retained earnings 346,026 290,966 355,524 232,038 Total VICI stockholders' equity 12,108,268 12,050,107 9,656,640 9,521,559 Non-controlling interest 78,906 78,679 78,429 78,133 Total stockholders' equity 12,187,174 12,128,786 9,735,069 9,599,692 Total liabilities and stockholders' equity 17,597,373$ 17,548,804$ 17,219,548$ 17,085,001$ Consolidated Balance Sheets – Quarterly (amounts in thousands, except share and per share data) 8

Consolidated Statements of Operations

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Revenues				
Income from sales-type and direct financing leases	$ 294,635	$ 289,087	$ 1,167,972	$ 1,007,508
Income from operating leases	—	—	—	25,464
Income from lease financing receivables and loans	72,664	70,321	283,242	153,017
Other income	6,911	7,091	27,808	15,793
Golf revenues	8,944	6,519	30,546	23,792
Total revenues	383,154	373,018	1,509,568	1,225,574
Operating expenses				
General and administrative	9,030	8,101	33,122	30,661
Depreciation	771	741	3,091	3,731
Other expenses	6,911	7,091	27,808	15,793
Golf expenses	5,881	4,451	20,762	17,632
Change in allowance for credit losses[1]	4,899	(16,563)	(19,554)	244,517
Transaction and acquisition expenses	713	981	10,402	8,684
Total operating expenses	28,205	4,802	75,631	321,018
Interest expense	(70,437)	(77,420)	(392,390)	(308,605)
Interest income	45	52	120	6,795
Loss from extinguishment of debt	—	—	(15,622)	(39,059)
Gain upon lease modification[2]	—	—	—	333,352
Income before income taxes	284,557	290,848	1,026,045	897,039
Income tax expense	(759)	(436)	(2,887)	(831)
Net income	283,798	290,412	1,023,158	896,208
Less: Net income attributable to non-controlling interest	(2,319)	(2,402)	(9,307)	(4,534)
Net income attributable to common stockholders	$ 281,479	$ 288,010	$ 1,013,851	$ 891,674
Net income per common share				
Basic	$ 0.45	$ 0.54	$ 1.80	$ 1.76
Diluted	$ 0.44	$ 0.53	$ 1.76	$ 1.75
Weighted average number of shares of common stock outstanding				
Basic	628,632,771	536,333,632	564,467,362	506,140,642
Diluted	637,407,750	541,935,681	577,066,292	510,908,755
Impact to net income related to non-cash change in allowance for credit losses - CECL[1]	$ (4,899)	$ 16,563	$ 19,554	$ (244,517)
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ (0.01)	$ 0.03	$ 0.03	$ (0.48)
Diluted	$ (0.01)	$ 0.03	$ 0.03	$ (0.48)

1. Refer to Note 5 – Allowance for Credit Losses within our Annual Report on Form 10-K for the year ended December 31, 2021 for further details.
2. For the year ended December 31, 2020, gain upon lease modification of $333.4mm resulted from the reclassifications of the Caesars Lease Agreements upon the consummation of the Eldorado Transaction on July 20, 2020. As a result, we recorded the investments at their estimated fair values as of the modification date and recognized a net gain equal to the difference in fair value of the assets and their carrying values immediately prior to the modification.

VICI Q4 2021 Supplemental Financial & Operating Data

9

VICI

Consolidated Statements of Operations – Quarterly

(amounts in thousands, except share and per share data)

	Three Months Ended			
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Revenues				
Income from sales-type and direct financing leases	$ 294,635	$ 292,059	$ 291,132	$ 290,146
Income from operating leases	—	—	—	—
Income from lease financing receivables and loans	72,664	70,205	69,996	70,377
Other income	6,911	6,936	6,987	6,974
Golf revenues	8,944	6,504	8,285	6,813
Total revenues	383,154	375,704	376,400	374,310
Operating expenses				
General and administrative	9,030	8,379	7,628	8,085
Depreciation	771	771	757	792
Other expenses	6,911	6,936	6,987	6,974
Golf expenses	5,881	5,143	5,232	4,506
Change in allowance for credit losses[1]	4,899	9,031	(29,104)	(4,380)
Transaction and acquisition expenses	713	177	791	8,721
Total operating expenses	28,205	30,437	(7,709)	24,698
Interest expense	(70,437)	(165,099)	(79,806)	(77,048)
Interest income	45	26	30	19
Loss from extinguishment of debt	—	(15,622)	—	—
Income before income taxes	284,557	164,572	304,333	272,583
Income tax expense	(759)	(388)	(1,256)	(484)
Net income	283,798	164,184	303,077	272,099
Less: Net income attributable to non-controlling interest	(2,319)	(2,322)	(2,368)	(2,298)
Net income attributable to common stockholders	$ 281,479	$ 161,862	$ 300,709	$ 269,801
Net income per common share				
Basic	$ 0.45	$ 0.29	$ 0.56	$ 0.50
Diluted	$ 0.44	$ 0.28	$ 0.54	$ 0.50
Weighted average number of shares of common stock outstanding				
Basic	628,632,771	555,153,692	536,692,167	536,480,505
Diluted	637,407,750	571,894,545	554,438,981	544,801,802
Impact to net income related to non-cash change in allowance for credit losses - CECL[1]	$ (4,899)	$ (9,031)	$ 29,104	$ 4,380
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ (0.01)	$ (0.02)	$ 0.05	$ 0.01
Diluted	$ (0.01)	$ (0.02)	$ 0.05	$ 0.01

1. Refer to Note 5 – Allowance for Credit Losses within our Annual Report on Form 10-K for the year ended December 31, 2021 for further details.

VICI Q4 2021 Supplemental Financial & Operating Data

10

Non-GAAP Financial Measures

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Net income attributable to common stockholders	$ 281,479	$ 288,010	$ 1,013,851	$ 891,674
Real estate depreciation	—	—	—	—
Funds From Operations (FFO)[1]	**281,479**	**288,010**	**1,013,851**	**891,674**
Non-cash leasing and financing adjustments	(31,363)	(27,977)	(119,426)	(39,803)
Non-cash change in allowance for credit losses	4,899	(16,563)	(19,554)	244,517
Non-cash stock-based compensation	2,304	2,013	9,371	7,388
Transaction and acquisition expenses	713	981	10,402	8,684
Amortization of debt issuance costs and original issue discount	20,729	4,368	71,452	19,872
Other depreciation	742	710	2,970	3,615
Capital expenditures	(852)	(218)	(2,490)	(2,200)
Loss on extinguishment of debt and interest rate swap settlements[2]	—	—	79,861	39,059
Non-cash gain upon lease modification	—	—	—	(333,352)
Non-cash adjustments attributable to non-controlling interest	227	340	1,000	(3,650)
Adjusted Funds From Operations (AFFO)[1]	**278,878**	**251,664**	**1,047,437**	**835,804**
Interest expense, net	49,663	73,000	256,579	281,938
Income tax expense	759	436	2,887	831
Adjusted EBITDA[1]	**$ 329,300**	**$ 325,100**	**$ 1,306,903**	**$ 1,118,573**
Net income per common share				
Basic	$ 0.45	$ 0.54	$ 1.80	$ 1.76
Diluted	$ 0.44	$ 0.53	$ 1.76	$ 1.75
FFO per common share				
Basic	$ 0.45	$ 0.54	$ 1.80	$ 1.76
Diluted	$ 0.44	$ 0.53	$ 1.76	$ 1.75
AFFO per common share				
Basic	$ 0.44	$ 0.47	$ 1.86	$ 1.65
Diluted	$ 0.44	$ 0.46	$ 1.82	$ 1.64
Weighted average number of shares of common stock outstanding				
Basic	628,632,771	536,333,632	564,467,362	506,140,642
Diluted	637,407,750	541,935,681	577,066,292	510,908,755

1. See definitions of Non-GAAP Financial Measures on page 26 of this presentation.
2. For the year ended December 31, 2021, includes swap breakage costs of approximately $64.2 million incurred in connection with the early settlement of the outstanding interest rate swap agreements.

VICI Q4 2021 Supplemental Financial & Operating Data

11

VICI Q4 2021 Supplemental Financial & Operating Data Three Months Ended December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 Net income attributable to common stockholders 281,479$ 161,862$ 300,709$ 269,801$ Real estate depreciation — — — Funds From Operations (FFO)1 281,479 161,862 300,709 269,801 Non-cash leasing and financing adjustments (31,363) (30,865) (29,346) (27,852) Non-cash change in allowance for credit losses 4,899 9,031 (29,104) (4,380) Non-cash stock-based compensation 2,304 2,395 2,395 2,277 Transaction and acquisition expenses 713 177 791 8,721 Amortization of debt issuance costs and original issue discount 20,729 34,098 9,934 6,691 Other depreciation 742 742 726 760 Capital expenditures (852) (131) (274) (1,233) Loss on extinguishment of debt and interest rate swap settlements2 — 79,861 — — Non-cash adjustments attributable to non-controlling interest 227 250 296 227 Adjusted Funds From Operations (AFFO)1 278,878 257,420 256,127 255,012 Interest expense, net 49,663 66,736 69,842 70,338 Income tax expense 759 388 1,256 484 Adjusted EBITDA1 329,300$ 324,544$ 327,225$ 325,834$ Net income per common share Basic 0.45$ 0.29$ 0.56$ 0.50$ Diluted 0.44$ 0.28$ 0.54$ 0.50$ FFO per common share Basic 0.45$ 0.29$ 0.56$ 0.50$ Diluted 0.44$ 0.28$ 0.54$ 0.50$ AFFO per common share Basic 0.44$ 0.46$ 0.48$ 0.48$ Diluted 0.44$ 0.45$ 0.46$ 0.47$ Weighted average number of shares of common stock outstanding Basic 628,632,771 555,153,692 536,692,167 536,480,505 Diluted 637,407,750 571,894,545 554,438,981 544,801,802 1. See definitions of Non-GAAP Financial Measures on page 26 of this presentation. 2. For the three months ended September 30, 2021, includes swap breakage costs of approximately $64.2 million incurred in connection with the early settlement of the outstanding interest rate swap agreements. Non‐GAAP Financial Measures – Quarterly (amounts in thousands, except share and per share data) 12

Revenue Detail

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended December 31, 2021	2020	Year Ended December 31, 2021	2020
Contractual revenue from sales-type and direct financing leases				
Caesars Las Vegas Master Lease	$ 103,923	$ 100,052	$ 405,879	$ 316,857
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet Lease [1]	122,127	128,405	506,810	509,805
Margaritaville Lease	5,865	5,886	23,469	23,515
Greektown Lease	12,830	13,889	53,085	55,556
Hard Rock Lease	11,010	10,848	43,554	42,910
Century Master Lease	6,311	6,250	25,250	25,000
Caesars Southern Indiana Lease	8,125	—	10,562	—
Income from sales-type and direct financing leases non-cash adjustment [2]	24,444	23,757	99,363	33,865
Income from sales-type and direct financing leases	294,635	289,087	1,167,972	1,007,508
Contractual revenue from operating leases				
Land component of Caesars Palace	—	—	—	25,464
Income from operating leases	—	—	—	25,464
Contractual revenue from lease financing receivables				
JACK Entertainment Master Lease	16,470	16,470	65,880	61,807
Harrah's NOLA, AC, and Laughlin	39,470	38,884	156,701	69,519
Income from lease financing receivables non-cash adjustment [2]	6,929	4,247	20,427	6,018
Income from lease financing receivables	62,869	59,601	243,008	137,344
Contractual interest income				
JACK Entertainment Loan	40	1,663	3,614	5,165
Caesars Forum Convention Center Loan	8,029	7,871	31,408	8,983
Chelsea Piers Loan	1,200	1,213	4,763	1,605
Great Wolf Mezzanine Loan	537	—	813	—
Income from loans non-cash adjustment [2]	(11)	(27)	(364)	(80)
Income from loans	9,795	10,720	40,234	15,673
Income from lease financing receivables and loans	72,664	70,321	283,242	153,017
Other income	6,911	7,091	27,808	15,793
Golf revenues	8,944	6,519	30,546	23,792
Total revenues	$ 383,154	$ 373,018	$ 1,509,568	$ 1,225,574

1. On September 3, 2021, in connection with EBCI's acquisition of the operations of Caesars Southern Indiana, VICI entered into a triple-net lease agreement with EBCI, and the annual base rent payment under the Caesars Regional Master Lease was reduced by $32.5 million.
2. Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

VICI Q4 2021 Supplemental Financial & Operating Data

13

Revenue Detail – Quarterly

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended			
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Contractual revenue from sales-type and direct financing leases				
Caesars Las Vegas Master Lease	$ 103,923	$ 100,652	$ 100,652	$ 100,652
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet Lease [1]	122,127	126,603	129,040	129,040
Margaritaville Lease	5,865	5,866	5,866	5,872
Greektown Lease	12,830	12,829	13,537	13,889
Hard Rock Lease	11,010	10,848	10,848	10,848
Century Master Lease	6,311	6,313	6,313	6,313
Caesars Southern Indiana Lease	8,125	2,437	-	-
Income from sales-type and direct financing leases non-cash adjustment [2]	24,444	26,511	24,876	23,532
Income from sales-type and direct financing leases	294,635	292,059	291,132	290,146
Contractual revenue from lease financing receivables				
JACK Entertainment Master Lease	16,470	16,470	16,470	16,470
Harrah's NOLA, AC, and Laughlin	39,470	39,077	39,077	39,077
Income from lease financing receivables non-cash adjustment [2]	6,929	4,631	4,522	4,345
Income from lease financing receivables	62,869	60,178	60,069	59,892
Contractual interest income				
JACK Entertainment Loan	40	940	1,001	1,633
Caesars Forum Convention Center Loan	8,029	7,893	7,786	7,700
Chelsea Piers Loan	1,200	1,200	1,187	1,176
Great Wolf Mezzanine Loan	537	271	5	—
Income from loans non-cash adjustment [2]	(11)	(277)	(52)	(24)
Income from loans	9,795	10,027	9,927	10,485
Income from lease financing receivables and loans	72,664	70,205	69,996	70,377
Other income	6,911	6,936	6,987	6,974
Golf revenues	8,944	6,504	8,285	6,813
Total revenues	$ 383,154	$ 375,704	$ 376,400	$ 374,310

1. On September 3, 2021, in connection with EBCI's acquisition of the operations of Caesars Southern Indiana, VICI entered into a triple-net lease agreement with EBCI, and the annual base rent payment under the Caesars Regional Master Lease was reduced by $32.5 million.
2. Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

VICI Q4 2021 Supplemental Financial & Operating Data

14

Annualized Contractual Rent and Income from Loans

($ in millions, as of February 2022)

VICI

	Assets Per Lease	Locations	Annualized Rent
Annualized Contractual Rent			
Caesars Las Vegas Master Lease	2	Las Vegas	$422.2
Caesars Regional Master Lease (including Harrah's NOLA, AC, and Laughlin) & Joliet Lease	16	Regional	649.6
Margaritaville Lease	1	Regional	23.8
Greektown Lease	1	Regional	51.3
Hard Rock Cincinnati Lease	1	Regional	44.0
Century Master Lease	3	Regional	25.5
JACK Entertainment Master Lease	2	Regional	67.2
Caesars Southern Indiana Lease	1	Regional	32.5
The Venetian Lease[1]	1	Las Vegas	250.0
Total Annualized Contractual Rent	**28**		**$1,566.2**

	Borrower	Principal Balance	Interest Rate	Final Maturity Date[2]	Annualized Income from Loans
Annualized Contractual Income from Loans					
Caesars Forum Convention Center Loan	Caesars Entertainment	$400.0	7.9%[3]	9/18/2025	$31.4
Chelsea Piers Loan	Chelsea Piers New York	65.0	7.0%	8/31/2027	4.6
Great Wolf Mezzanine Loan	Great Wolf Resorts	33.6	8.0%	7/9/2026	2.7
Total Annualized Contractual Income from Loans		**$498.6**			**$38.7**
Total Annualized Contractual Rent and Income from Loans					**$1,604.8**

1. On February 23, 2022, the Company completed the previously announced acquisition of the Venetian Resort.
2. Final maturity assumes all extension options are exercised; however, the loans may be repaid, subject to certain conditions, prior to such date.
3. The interest rate of the Caesars Forum Convention Center Mortgage Loan is subject to 2.0% annual escalation.

VICI Q4 2021 Supplemental Financial & Operating Data

15

VICI Q4 2021 Supplemental Financial & Operating Data 2022 Guidance For the Year Ending December 31, 2022: Low High Estimated Adjusted Funds From Operations (AFFO) $1,317.0 $1,347.0 Estimated Adjusted Funds From Operations (AFFO) per diluted share $1.80 $1.84 Estimated Weighted Average Share Count at Year End (in millions) 733.7 733.7 2022 Guidance The Company is providing preliminary AFFO guidance for the full year 2022. The Company's guidance does not include the impact on operating results from any pending or possible future acquisitions or dispositions (e.g., the pending acquisition of MGP), capital markets activity, or other non-recurring transactions. The Company’s guidance incorporates the impact on operating results of the just-announced closure of the Venetian Resort Las Vegas acquisition, and the settlement of an aggregate 119,000,000 shares that were subject to the September 2021 and March 2021 forward sale agreements. The Company estimates AFFO for the year ending December 31, 2022 will be between $1,317.0 million and $1,347.0 million, or between $1.80 and $1.84 per diluted share. The following is a summary of the Company's full-year 2022 guidance: In determining AFFO, the Company adjusts for certain items that are otherwise included in determining net income attributable to common stockholders, the most comparable GAAP financial measure. For more information, see “Non-GAAP Financial Measures.” The Company is unable to provide a reconciliation of its stated AFFO guidance to net income attributable to common stockholders because it is unable to predict with reasonable certainty the amount of the change in non-cash allowance for credit losses under ASU No. 2016-13 - Financial Instruments—Credit Losses (Topic 326) (“ASC 326”) for a future period. The non-cash change in allowance for credit losses under ASC 326 with respect to a future period is dependent upon future events that are entirely outside of the Company's control and may not be reliably predicted, including its tenants’ respective financial performance, fluctuations in the trading price of their common stock, credit ratings and outlook (each to the extent applicable), as well as broader macroeconomic performance. Based on past results, the impact of these adjustments could be material, individually or in the aggregate, to the Company's reported GAAP results. The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this presentation. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. ($ in millions, except per share data) 16

VICI Q4 2021 Supplemental Financial & Operating Data Debt Maturity Date Interest Rate Interest Frequency Credit Rating Moody’s/S&P/Fitch Balance as of December 31, 2021 % of Total Prepayment Option Senior Unsecured Notes 2/15/2025 3.500% Semi-Annually Ba3 / BB / BB 750,000 16% NC 2 Senior Unsecured Notes 12/1/2026 4.250% Semi‐Annually Ba3 / BB / BB 1,250,000 26% NC 3 Senior Unsecured Notes 2/15/2027 3.750% Semi-Annually Ba3 / BB / BB 750,000 16% NC 3 Senior Unsecured Notes 12/1/2029 4.625% Semi‐Annually Ba3 / BB / BB 1,000,000 21% NC 5 Senior Unsecured Notes 8/15/2030 4.125% Semi-Annually Ba3 / BB / BB 1,000,000 21% NC 5 Senior Secured Revolving Credit Facility 1 5/15/2024 L+2.000% Monthly - - - ‐ Total Debt 4.105% $4,750,000 100% Fixed Rate $4,750,000 100% Variable Rate - - Equity Shares Outstanding as of 12/31/2021 628,942,092 Share Price as of 12/31/2021 $30.11 Equity Market Capitalization $18,937,446 Enterprise Value Total Debt plus Equity Market Capitalization $23,687,446 Less: Cash & Cash Equivalents 739,614 Total Enterprise Value $22,947,832 Total Liquidity Senior Secured Revolving Credit Facility Capacity 1 $1,000,000 Outstanding Forward Sale Agreements (Equity Issuance Price as of 12/31/2021) 2 3,222,142 Cash & Cash Equivalents 739,614 Total Liquidity as of 12/31/2021 $4,961,756 1. Subsequent to year end, on February 8, 2022, we terminated our $1.0 billion senior secured revolving credit facility and entered into a new $2.5 billion unsecured revolving credit facility and $1.0 billion unsecured delayed draw term loan facility. Refer to Note 7 - Debt within our Annual Report on Form 10-K for the year ended December 31, 2021 for further details. 2. Subsequent to year end, on February 18, 2022, we settled the March 2021 and September 2021 forward sale agreements by issuing 119.0 million shares for total net proceeds of $3,219.2 million. Capitalization ($ in thousands, except share and per share data, as of December 31, 2021) 17

VICI Q4 2021 Supplemental Financial & Operating Data Portfolio Diversification1 1. Based on annualized contractual rent. 2. On February 23, 2022, the Company completed the previously announced acquisition of the Venetian Resort. 3. Pro forma for the pending acquisition of MGM Growth Properties LLC and related transactions (the "MGP Transactions") and MGM’s pending disposition of the operations of The Mirage Hotel & Casino (the “Mirage”) to Hard Rock both of which are subject to customary closing conditions and regulatory approvals. Please refer to page 23 for additional details. Assumes MGM Master Lease rent is allocated to Las Vegas and Regional properties based on pro rata 2019A Adjusted EBITDAR performance of the operations at the properties according to MGM. 18 At Formation (2017) As of February 2022 2 GEOGRAPHIC DIVERSIFICATION ACROSS 15 STATES Pro Forma for MGP Transactions 3 74% 26% Regional Las Vegas 55% 45% Regional Las Vegas 57% 43% Las Vegas Regional LONG-TERM PARTNERSHIPS WITH 8 TENANTS 100% 68% 16% 5% 4% 3% 2% 2% 42% 36% 10% 5% 3% 3% 1%1% At Formation (2017) As of February 2022 2 Pro Forma for MGP Transactions 3

Property Overview

VICI

Major MSAs Served	Property	Location	Total Sq. Ft. (000s)	Casino Sq. Ft. (000s)	Meeting Sq. Ft. (000s)	Slot Machines	Table Games	Hotel Rooms
Chicago	Horseshoe Hammond	Hammond, IN	1,716	117	--	1,260	110	--
	Harrah's Joliet[1]	Joliet, IL	1,011	39	6	1,090	30	200
Cincinnati	Hard Rock Cincinnati	Cincinnati, OH	450	100	33	1,800	100	--
Cleveland	JACK Cleveland	Cleveland, OH	294	96	--	1,330	120	--
	JACK Thistledown Racino	North Randall, OH	644	57	--	1,480	--	--
Dallas	Horseshoe Bossier City	Bossier City, LA	1,419	28	22	1,140	70	600
	Margaritaville Bossier City	Bossier City, LA	380	30	--	1,109	50	395
Detroit	Greektown Casino	Detroit, MI	2,200	100	14	2,365	62	400
Kansas City	Harrah's North Kansas City	North Kansas City, MO	1,435	60	13	770	60	390
Las Vegas	Caesars Palace Las Vegas	Las Vegas, NV	8,579	124	300	1,560	170	3,970
	Harrah's Las Vegas	Las Vegas, NV	4,100	89	24	1,310	90	2,540
	The Venetian Resort[2]	Las Vegas, NV	16,970	225	2,300	1,480	210	7,100
Laughlin	Harrah's Laughlin	Laughlin, NV	1,413	56	7	600	40	1,510
Louisville	Caesars Southern Indiana	Elizabeth, IN	2,510	74	24	660	80	500
Memphis	Horseshoe Tunica	Robinsonville, MS	1,008	63	20	980	100	510
Nashville	Harrah's Metropolis	Metropolis, IL	474	24	--	450	20	260
New Orleans	Harrah's Gulf Coast	Biloxi, MS	1,031	31	--	630	30	500
	Harrah's New Orleans	New Orleans, LA	1,180	101	47	1,380	100	450
Omaha	Harrah's Council Bluffs	Council Bluffs, IA	790	21	6	480	20	250
	Horseshoe Council Bluffs	Council Bluffs, IA	632	60	--	1,370	60	150
Pittsburgh	Mountaineer Casino	New Cumberland, WV	890	72	70	1,127	34	357

1. Owned by Harrah's Joliet Lando LLC, a joint venture of which a subsidiary of VICI is the 80% owner and managing member.
2. On February 23, 2022, the Company completed the previously announced acquisition of the Venetian Resort.

VICI Q4 2021 Supplemental Financial & Operating Data

19

VICI Q4 2021 Supplemental Financial & Operating Data Property Overview (Continued) Major MSAs Served Property Location Total Sq. Ft. (000s) Casino Sq. Ft. (000s) Meeting Sq. Ft. (000s) Slot Machines Table Games Hotel Rooms Philadelphia Caesars Atlantic City Atlantic City, NJ 3,816 113 29 2,130 150 1,140 Harrah’s Atlantic City Atlantic City, NJ 4,470 156 125 2,040 160 2,590 Harrah’s Philadelphia Chester, PA 2,000 111 12 2,270 70 -- San Francisco / Sacramento Harvey's Lake Tahoe Lake Tahoe, NV 1,670 51 19 310 50 740 Harrah's Lake Tahoe Stateline, NV 1,057 54 18 770 60 510 St. Louis Century Casino Cape Girardeau Cape Girardeau, MO 170 42 8 844 23 -- Century Casino Caruthersville Caruthersville, MO 90 21 12 523 9 -- Total VICI Properties 17 MSAs 28 Properties 12 States 62,399 2,113 3,109 33,255 2,078 25,062 Golf Courses Cascata Golf Course Boulder City, NV 37 -- -- -- -- -- Rio Secco Golf Course Henderson, NV 30 -- -- -- -- -- Grand Bear Golf Course Saucier, MS 5 -- -- -- -- -- Chariot Run Golf Course Laconia, IN 5 -- -- -- -- -- 20

Summary of Current Lease Terms

VICI

	Caesars Regional Master Lease and Joliet Lease[1]	Caesars Las Vegas Master Lease[1]	Margaritaville Bossier City Lease	Greektown Lease	Hard Rock Cincinnati Lease
Tenant	Caesars Entertainment	Caesars Entertainment	Penn National Gaming	Penn National Gaming	Hard Rock Entertainment
Annual Cash Rent as of Feb. 2022	$649.6 Million[2]	$422.2 Million	$23.8 Million	$51.3 Million	$44.0 Million
Current Lease Year	Nov. 1, 2021 – Oct. 31, 2022 Lease Year 5	Nov. 1, 2021 – Oct. 31, 2022 Lease Year 5	Feb. 1, 2022 – Jan. 31, 2023 Lease Year 4	June 1, 2021 – May 31, 2022 Lease Year 3	Oct. 1, 2021 – Sept. 30, 2022 Lease Year 3
Annual Escalator	1.5% in years 2-5 >2% / change in CPI thereafter, subject to 2% floor	>2% / change in CPI, subject to 2% floor	2% for Building Base Rent ($17.2 Million)	2% for Building Base Rent ($42.8 Million)	1.5% in years 2-4 > 2.0% / change in CPI thereafter[3]
Coverage Floor	None	None	Net Revenue to Rent Ratio: 6.1x beginning in year 2	Net Revenue to Rent Ratio to be mutually agreed upon prior to the commencement of lease year 4	None
Rent Adjustment[4]	Year 8: 70% Base / 30% Variable Year 11 & 16: 80% Base / 20% Variable	Year 8, 11 & 16: 80% Base / 20% Variable	Percentage (Variable) Rent adjusts every 2 years beginning in year 3	Percentage (Variable) Rent adjusts every 2 years beginning in year 3	Year 8: 80% Base (subject to escalator) / 20% Variable
Variable Rent Adjustment Mechanic[4]	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	4% of the average net revenues for trailing 2-year period less threshold amount	4% of the average net revenues for trailing 2-year period less threshold amount	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3
Term	18-year initial term with four 5-year renewal options[5]		15-year initial term with four 5-year renewal options		
Guarantor	Caesars Entertainment, Inc.	Caesars Entertainment, Inc.	Penn National Gaming	Penn National Gaming	Seminole Hard Rock Entertainment, Inc.
Capex	$405.2mm (together with CPLV) required over rolling 3-year period at $114.5mm minimum per year ($311mm allocated to regional assets, $84mm allocated to CPLV, and $10.2mm allocated by the tenant)	CPLV: $84mm (included in the $405.2mm required under Regional Master Lease) over rolling 3-year period HLV: $171mm between 2017 and 2021; Capex at 1% of net revenue thereafter	Minimum 1% of Net Revenue based on a four-year average	Minimum 1% of Net Revenue based on a four-year average	Minimum 1% of Net Revenues

1. Regional Master Lease consists of 16 Caesars properties leased from VICI and the Las Vegas Master Lease consists of Caesars Palace Las Vegas and Harrah's Las Vegas.
2. Cash rent amounts are presented prior to accounting for the portion of rent payable to the 20% JV partner at Harrah's Joliet. After adjusting for the portion of rent payable to the 20% JV partner, Current Annual Cash Rent is $641.2 million.
3. Starting in lease year 5, if the change in CPI is less than 0.5%, there will be no escalation in rent for such lease year.
4. Rent adjustments in the Regional Master Lease and Las Vegas Master Lease occur in lease years based on a lease commencement date of October 6, 2017.
5. Upon the consummation of the Eldorado Transaction, the Caesars Lease Agreements were extended such that each lease has a full 15-year initial lease term from the date of consummation.

VICI Q4 2021 Supplemental Financial & Operating Data

21

Summary of Current Lease Terms (Continued)

VICI

	Century Master Lease	JACK Cleveland / Thistledown Master Lease[1]	Caesars Southern Indiana Lease	Venetian Resort Lease[2]
Tenant	Century Casinos	JACK Entertainment	Eastern Band of Cherokee Indians	Affiliate of Apollo Global Management Inc.
Annual Cash Rent as of Feb. 2022	$25.5 Million	$67.2 Million[1]	$32.5 Million	$250.0 Million
Current Lease Year	Jan. 1, 2022 – Dec. 31, 2022 Lease Year 3	Feb. 1, 2022 – Jan. 31, 2023 Lease Year 3	Sept. 3, 2021 – Aug. 31, 2022 Lease Year 1	Feb. 23, 2022 - Per Lease[3] Lease Year 1
Annual Escalator	1.0% in years 2-3 > 1.25% / change in CPI thereafter	1.0% in years 3 1.5% in years 4-6 > 1.5% / change in CPI thereafter (capped at 2.5%)	1.5% in years 2-5 >2% / change in CPI thereafter	>2% / change in CPI (capped at 3%), beginning in year 2
Coverage Floor	Net Revenue to Rent Ratio: 7.5x beginning in year 6	None	None	None
Rent Adjustment	Year 8 & 11: 80% Base (subject to escalator) / 20% Variable	None	Year 8 & 11: 80% Base (subject to escalator) / 20% Variable	None
Variable Rent Adjustment Mechanic	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3 Year 11: Avg. of years 8-10 less avg. of years 5-7	None	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2[4] Year 11: Avg. of years 8-10 less avg. of years 5-7	None
Term	15-year initial term with four 5-year renewal options	Initial term of 20 years with three 5-year renewals	15-year initial term with four 5-year renewals	30-year initial term with two 10-year renewals
Guarantor	Century Casinos, Inc.	Rock Ohio Ventures LLC	Eastern Band of Cherokee Indians	Las Vegas Sands Corp. provides contingent lease payment support through 2023, which will terminate after (i) 2022 if 2022 EBITDAR ≥ $550mm or (ii) a change of control occurs
Capex	Minimum 1% of Net Revenue on a rolling three-year basis for each individual facility; 1% of Net Gaming Revenue per fiscal year for the facilities collectively	Initial minimum of $30 million in first 3 years; 1% of Net Revenues beginning in lease year 4, based on a rolling three-year basis[5]	1% of annual Net Revenue	2.0% of net revenue annually (exclusive of gaming equipment) on a rolling three-year basis with ramp up

1. As amended on October 4, 2021. Commencing April 1, 2022, rent will increase by $1.8 million in connection with the funding of a new gaming patio amenity at JACK Thistledown Racino.
2. On February 23, 2022, the Company completed the previously announced acquisition of the Venetian Resort.
3. Lease year 1 ends on the earlier of (i) February 28, 2024 and (ii) the first day of the first month following the month in which the net revenue of the Venetian Resort for the trailing 12 months equals or exceeds 2019 net revenue.
4. With respect to Lease Year 0, for the period Caesars Southern Indiana was closed in 2020 due to COVID-19, the Caesars Southern Indiana Lease will provide for the use of 2019 net revenues, pro rated for the period of such closure.
5. Minimum of $30 million includes amounts spent on the gaming patio amenity at JACK Thistledown Racino, gaming equipment and the May Company Garage from the period commencing April 1, 2019 until December 31, 2022.

VICI Q4 2021 Supplemental Financial & Operating Data

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Recently Announced Transaction Activity

($ in millions, unless otherwise noted)

VICI

Pending Acquisition						
Property / Target		Announcement Date	Status	Rent	Purchase Price	Tenant
MGM Growth Properties' Portfolio[1]		**8/4/2021**	**Expected H1 2022**	**$1,009.2**	**~$17.2 billion**	**MGM Resorts International**
MGM Growth Properties Leases	• MGM Master Lease	8/4/2021	Expected H1 2022	$770.0 *($860 million less $90 million attributable to the Mirage[2])*	N/A	MGM Resorts International
	• BREIT JV Master Lease	8/4/2021	Expected H1 2022	$149.2	N/A	MGM Resorts International
	• Mirage Lease[2]	12/13/2021	Real estate acquisition expected H1 2022; Hard Rock acquisition of Mirage OpCo expected H2 2022	$90.0	N/A	Hard Rock International

1. Subject to regulatory approvals and customary closing conditions.
2. On December 13, 2021, in connection with MGM's agreement to sell the operations of the Mirage to Hard Rock, VICI has agreed to enter into a separate lease with Hard Rock related to the land and real estate assets of the Mirage, subject to customary closing conditions, regulatory approvals and the closing of the MGP Transactions. Upon closing of the transaction, the MGM Master Lease will be amended to reflect the removal of the Mirage and initial annual rent payments will be reduced by $90.0 million.

VICI Q4 2021 Supplemental Financial & Operating Data

23

Investment & Capital Markets Activities

($ in millions, unless otherwise noted)

Recently Completed Transactions

Property / Loan	Announcement Date	Closing Date	Rent / Income	Multiple / Cap Rate / Yield	Price / Proceeds / Loan Size	Tenant / Borrower
The Venetian Resort	3/3/2021	2/23/2022	$250.0	6.25%	$4,000.0	Affiliate of Apollo Global Management, Inc.
Caesars Southern Indiana	12/24/2020	9/3/2021	$32.5[1]	N/A	N/A	Eastern Band of Cherokee Indians
Great Wolf Mezzanine Loan	7/20/2021	6/16/2021	$2.7[2]	8.0%	$79.5[2]	Great Wolf Resorts
Recently Completed Dispositions						
Harrah's Louisiana Downs	9/3/2020	11/1/2021	No Change to Rent under Regional Master Lease	N/A	~$5.5	N/A

Financing Activities

Debt Capital Markets

Entered into New Unsecured Credit Facility

- On February 8, 2022, entered into a new $2.5 billion unsecured revolving credit facility and $1.0 billion unsecured delayed draw term loan facility and concurrently terminated our secured $1.0 billion revolving credit facility

Interest Rate Swap Agreements

- On December 23, 2021, entered into a $500.0 million interest rate swap agreement to hedge against changes in future cash flows resulting from changes in interest rates
- Subsequent to year end, entered into $1,500.0 million of additional swaps

Exchange Offer and Consent Solicitation

- On September 27, 2021, announced successful early tender and participation results of the exchange offers and consent solicitation for MGP's $4.2 billion of unsecured notes

Repaid Secured Term Loan B Facility

- On September 15, 2021, repaid in full the $2.1 billion secured Term Loan B facility and terminated related swap agreements

Equity Capital Markets

$3.4 billion Follow-On Equity Offering at $29.50 per share

- On September 14, 2021, issued 65.0 million shares with the remaining 50.0 million shares to be issued upon settlement of the forward sale agreements

$2.0 billion Follow-On Equity Offering at $29.00 per share

- On March 3, 2021, offered 69.0 million shares to be issued upon settlement of the forward sale agreements

Forward Sale Agreement Settlements

- On February 18, 2022, settled 50.0 million shares from the September 2021 forward sale agreements and 69.0 million shares from the March 2021 forward sale agreements
- On September 9, 2021, settled the remaining 26.9 million shares from the June 2020 forward sale agreement

1. Annual rent payment under the Regional Master Lease with Caesars was commensurately reduced by $32.5 million upon the consummation of this transaction.
2. Expect to fund the entire $79.5 million commitment by mid-2022. As of December 31, 2021, $33.6 million has been disbursed.

VICI Q4 2021 Supplemental Financial & Operating Data

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Embedded Growth Pipeline

VICI

	Two Las Vegas Strip ROFRs[1]					Put / Call Agreements			Horseshoe Baltimore ROFR[1,2]	Chelsea Piers New York	Caesars Virginia ROFR[1,2]
	First Asset										
	Second Asset										
	BALLY'S LAS VEGAS	Flamingo	Paris	planet hollywood	THE LINQ	Harrah's HOOSIER PARK RACING & CASINO	HORSESHOE INDIANAPOLIS	CAESARS FORUM	HORSESHOE CASINO • BALTIMORE	CHELSEA PIERS NEW YORK	CAESARS VIRGINIA
Location / Jurisdiction	Las Vegas Strip					Anderson, IN	Shelbyville, IN	LV Strip	Baltimore, MD	New York, NY	Danville, VA
Casino Space Sq. Ft.	68,400	72,300	95,300	64,500	32,900	55,300	105,100	--	122,000	--	--
# of Tables	70	110	100	110	60	28	61	--	210	--	--
# of Slots	940	1,120	980	1,070	780	1,710	2,070	--	2,200	--	--
# of Rooms	2,810	3,450	2,920	2,520	2,250	--	--	--	--	--	--
Highlights	• Opportunity to expand presence on Las Vegas Strip and potential to diversify tenant base					• Highly attractive Indianapolis market with the potential for growth from table games		• Bolsters Las Vegas asset base with newly built, world class convention center	• Furthers geographic diversification with urban core real estate	• Iconic experiential asset with diverse revenue streams expands VICI's investment universe	• Geographical diversification with a new asset in a recently legalized state with limited casino licenses
Terms	• Two ROFRs on Las Vegas Strip assets to be sold by Caesars (whether as a "WholeCo" or "OpCo/PropCo" sale) – First asset can only be Bally's, Flamingo, Paris or Planet Hollywood – Second asset can be from the same group plus The LINQ					• 13.0x call / 12.5x put[3], commencing on Jan. 1, 2022 and expiring on Dec. 31, 2024		• 13.0x put[3] from Jan. 1, 2024 to Dec. 31, 2024 • 13.0x call[3] from Sept. 18, 2025 to Dec. 31, 2026	• ROFR on a sale leaseback of the real estate related to Horseshoe Baltimore	• Agreement with Chelsea Piers for the life of the loan, subject to a minimum of 5 years, that could lead to a longer-term financing partnership in the future	• ROFR on a sale leaseback of the real estate related to the development of a new casino resort in Danville, VA

1. Caesars does not have a contractual obligation to sell the properties subject to the ROFR agreements and will make an independent financial decision regarding whether to trigger the ROFR agreements, and VICI will make an independent financial decision whether to purchase the properties.
2. Subject to any consent required from Caesars' applicable joint venture partners.
3. Multiples based on initial annual rent.

VICI Q4 2021 Supplemental Financial & Operating Data

25

VICI Q4 2021 Supplemental Financial & Operating Data 26 Definitions of Non-GAAP Financial Measures FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by the National Association of Real Estate Investment Trusts (Nareit), we define FFO as net income (or loss) attributable to common stockholders (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate our performance. We calculate AFFO by adding or subtracting from FFO non-cash leasing and financing adjustments, non-cash change in allowance for credit losses, non-cash stock-based compensation expense, transaction costs incurred in connection with the acquisition of real estate investments, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate, gains (or losses) on debt extinguishment and interest rate swap settlements, other nonrecurring non-cash transactions (such as non-cash gain upon lease modification) and non-cash adjustments attributable to noncontrolling interest with respect to certain of the foregoing. We calculate Adjusted EBITDA by adding or subtracting from AFFO contractual interest expense and interest income (collectively, interest expense, net) and income tax expense. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.